UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 3, 2018

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.
Launch of Exchange Offer and Proxy Solicitation
On July 3, 2018, Ambac Financial Group, Inc. (“AFG”) and its wholly-owned subsidiary Ambac Assurance Corporation (“AAC” and together with AFG, the “Company”), issued a press release announcing the Company’s launch of an exchange offer (the “Exchange Offer”) for all of AAC’s outstanding Auction Market Preferred Shares (“AMPS”). Concurrently with the Exchange Offer, AAC is soliciting proxies (the “Proxy Solicitation”) from the holders of the AMPS to vote in favor of an amendment to AAC’s articles of incorporation at a special meeting of AAC’s shareholders.
The Exchange Offer and Proxy Solicitation are being made pursuant to, and subject to the terms and conditions contained in, a confidential offering memorandum, proxy solicitation statement and notice of special meeting, dated as of July 3, 2018 (the “Offering Memorandum”) and only to Eligible Holders (as defined in the Offering Memorandum).
A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In connection with the Exchange Offer and the Proxy Solicitation, the Company has provided Eligible Holders with certain information that it has also posted on the Company’s website at www.ambac.com under the heading “Information for Investors Concerning Discussions with AMPS Holders.”
Recent Developments
In connection with the Exchange Offer and the Proxy Solicitation, the Company is making the following information available.
Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. Countrywide Securities Corp., Countrywide Financial Corp. (a.k.a. Bank of America Home Loans) and Bank of America Corp. (Supreme Court of the State of New York, County of New York, Case No. 651612/2010, filed on September 28, 2010).
On June 27, 2018, the New York State Court of Appeals denied AAC’s appeal of certain rulings related to the above-cited case, including potential remedies for material breach of contract, whether AAC needs to show justifiable reliance or loss causation to prove its fraud claim, and whether AAC is entitled to reimbursement for its costs in pursuing the claims.
Military Housing
AAC is defending several lawsuits in which borrowers have brought declaratory judgment actions claiming, among other things, that AAC’s claims that it has asserted in related lawsuits seeking specific performance related to the construction and development of housing at various military bases to replace or cash-fund a debt-service-reserve surety bond, as required under the applicable loan documents, are time-barred or are barred by the doctrine of laches, that AAC lacks standing on the basis that there has been an “Ambac Default,” and that AAC is not entitled to specific performance pursuant to the terms of the loan documents. Specifically, AAC is a defendant in the following actions:

•	Meade Communities LLC v. AAC Corporation (Circuit Court, Anne Arundel County, Maryland, Case No. C-02-CV-15-003745). Plaintiff filed this action on December 2, 2015. On October 20,

2017, the court granted plaintiff’s motion for summary judgment that the statute of limitations had run on AAC’s counterclaim for specific performance and that this ruling was sufficient to resolve fully Meade’s claims and AAC’s counterclaims concerning the debt service reserve surety bond. On November 27, 2017, AAC filed a notice of appeal of the circuit court’s decision. On January 22, 2018, the court granted Meade’s motion for summary judgment finding that AAC lacked standing on the basis that there had been an “Ambac Default” by virtue of certain orders of the Rehabilitation Court. On January 26, 2018, AAC filed a Motion to Alter or Amend Judgment with the Maryland Court. On May 10, 2018, the Maryland Court denied AAC’s January 26, 2018 Motion to Alter or Amend Judgment and lifted the February 12, 2018 stay order. AAC filed a notice of appeal on May 16, 2018 and, concurrently therewith, filed a Motion to Set Supersedeas Bond Amount pending the appeal. Plaintiff opposed such motion on May 31, 2018, and the court denied AAC’s motion on June 15, 2018.

•
Monterey Bay Military Housing LLC and Monterey Bay Land LLC v. AAC Corporation (Superior Court, Monterey County, California, Case No. 15CV000599). Plaintiff filed this action on December 4, 2015. On June 19, 2017, the court issued a preliminary order that partially granted Monterey Bay's motion for summary judgment and ruled that the California statute of limitations had run on AAC's claim for specific performance, subject to AAC’s defense of equitable tolling. The court also partially granted AAC's motion for summary judgment on certain of Monterey Bay’s declaratory judgment claims. On June 23, 2017, AAC withdrew its defense of equitable tolling. The parties agreed that the court’s summary judgment ruling on the statute of limitations was sufficient to end the case at the trial court level and submitted final orders to the court for approval. The court signed the final orders on July 13, 2017. On September 14, 2017, AAC filed a notice of appeal. On April 19, 2018, the court entered an order awarding plaintiffs an amount representing a portion of their fees and costs incurred. On May 1, 2018, AAC filed a notice of appeal.

AAC and the plaintiffs in these cases have reached a settlement pursuant to which the parties have agreed, among other things, to dismiss these cases and the related appeals with prejudice. AAC and the Meade plaintiff also have agreed to move that court to vacate the January 22 amended order and the May 10 order denying AAC’s motion. In connection with the settlement of (a) these cases, (b) related cases associated with other military bases brought by AAC seeking specific performance of obligations to replace or cash-fund a debt-service-reserve surety bond, and (c) the litigation involving the MHPI Projects (as defined below) in Wisconsin relating to orders issued by the Rehabilitation Court with respect to the conclusion of the rehabilitation of the Segregated Account of AAC, AAC agreed to dismiss the debt-service-reserve fund cases it brought and has paid the military housing project companies for their costs and other amounts. Such settlement is expected to result in an expense recorded in net loss and loss expense for the Company of approximately $21 million for the second quarter of 2018.
Rehabilitation Proceedings
On September 25, 2017, the Rehabilitator filed in the Rehabilitation Court a Motion to Further Amend The Plan of Rehabilitation Confirmed on January 24, 2011 To Facilitate An Exit from Rehabilitation. The evidentiary Confirmation Hearing was held on January 4, 2018, and continued on January 22, 2018. On January 22, 2018, the Rehabilitation Court entered an order granting the Rehabilitator’s motion and confirming the Second Amended Plan of Rehabilitation (the "Confirmation Order"), which became effective on February 12, 2018. Pursuant to the Confirmation Order, the Rehabilitation Court also ruled that, contrary to allegations made by certain parties to certain military housing litigations (the "MHPI Projects"), the Rehabilitation Court did not previously enter any order that could form the predicate for a claim of “Ambac Default” and confirmed Section 6.13 of the Second

Amended Plan of Rehabilitation which, among other things, provided that any such default is deemed not to have existed or is deemed to be cured.
On February 7, 2018, the Rehabilitator filed a motion with the Rehabilitation Court requesting injunctive relief against the MHPI Projects that would, among other things, enjoin the MHPI Projects from taking further actions or making further arguments, in any court or otherwise, in contravention of the Confirmation Order, the findings contained in the Confirmation Order or the provisions of the Second Amended Plan of Rehabilitation. On the same day, the Rehabilitation Court issued an order granting the Rehabilitator's February 7th motion (the “February 7 Order”).
On February 26, 2018, the MHPI Projects filed a Notice of Motion and Motion for Reconsideration as well as a Notice of Motion and Motion for Expedited Hearing in the Rehabilitation Court, requesting reconsideration of the February 7 Order on an expedited basis (the “February 26 Motion”). Briefing on the motions was completed on April 5, 2018, and a hearing was scheduled for May 10, 2018.
On March 2, 2018, the MHPI Projects noticed their appeal from the Confirmation Order and the February 7 Order. On March 6, 2018, the MHPI Projects filed in the Rehabilitation Court a Notice of Motion and Motion for Stay Pending Appeal. On March 9, 2018, the MHPI Projects filed in the Wisconsin Court of Appeals a Motion for Ex Parte Relief Pending Appeal and Relief Pending Appeal. After accelerated briefing, the Court of Appeals granted the MHPI Projects’ Motion for Relief Pending Appeal on March 13, 2018 and, as to the MHPI Projects, stayed enforcement of the Rehabilitation Court’s February 7 Order and enforcement of Articles 6.8 and 6.13 of the Second Amended Plan of Rehabilitation, including but not limited to the extent that those Articles affect arguments that the MHPI Projects may make in any court (the “March 13 Order”).
On May 4, 2018, the Rehabilitator filed in the Rehabilitation Court a Motion to Dissolve the Injunction dated February 7, 2018 and Amend Confirmation Order (the “May 4 Motion”) and a Motion for Final Decree and Order Discharging the Rehabilitator. In the May 4 Motion, the Rehabilitator requested the Rehabilitation Court to dissolve the injunction put in place under the February 7 Order and to amend the Confirmation Order, and thereby amend Section 6.13 of the Second Amended Plan of Rehabilitation, to limit the application of Section 6.13 to defaults or alleged defaults related to policies formerly allocated to the Segregated Account. The Rehabilitator also requested in the May 4, 2018 filings that the Rehabilitation Court remove the May 10, 2018 hearing from its calendar and enter a final decree and order closing the case. On May 10, 2018, the Rehabilitation Court set a briefing schedule with respect to the motions filed by the Rehabilitator on May 4, 2018 and set a hearing on the motions for June 7, 2018. Upon stipulation of the parties, the hearing was adjourned.
On June 21, 2018, AAC and the MHPI Projects entered into a settlement agreement whereby the parties agreed, among other things, that the February 26 Motion would be withdrawn, the MHPI Projects would not object to the Rehabilitator’s withdrawal of the May 4 Motion, the parties would petition the Wisconsin Court of Appeals to vacate the March 13 Order, and the MHPI Projects would dismiss their appeal noticed on March 2, 2018. On June 22, 2018, the Rehabilitation Court entered an order dissolving the February 7 Order, granting the withdrawal of the February 26 Motion and the May 4 Motion, and closing the case. On June 25, 2018, the Rehabilitator, AAC and the MHPI Projects filed with the Wisconsin Court of Appeals a Stipulation and Joint Motion to Vacate the March 13, 2018 Order Granting Relief Pending Appeal.
The information furnished pursuant to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of AFG under the Securities Act of 1933, as amended or the Exchange Act.
This Form 8-K and the material attached as an exhibit hereto are not an offer to exchange or a solicitation or acceptance of an offer to exchange any securities, which may be made only pursuant to the terms and conditions of the Offering Memorandum, nor is this Form 8-K and the material attached as an exhibit hereto an offer to buy or a solicitation or acceptance of an offer to buy any securities. In addition, this Form 8-K and the material attached as an exhibit hereto are not a solicitation of any proxies from holders of AMPS.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.     The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
Number	Exhibit Description
99.1	Press Release dated July 03, 2018
Forward-Looking Statements
This Form 8-K and the information furnished herewith include statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements in this Form 8-K or in the Cleansing Materials may turn out to be incorrect and are based on management’s current belief or opinions. AFG’s actual results may vary materially, and there are no guarantees about the performance of AFG’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from AAC or from transactions or opportunities apart from AAC; (3) adverse effects on AFG’s share price resulting from future offerings of debt or equity securities that rank senior to AFG’s common stock; (4) potential of rehabilitation proceedings against AAC; (5) dilution of current shareholder value or adverse effects on AFG’s share price resulting from the issuance of additional shares of common stock; (6) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (7) decisions made by AAC’s primary insurance regulator for the benefit of policyholders that may result in material adverse consequences for holders of the Company’s securities or holders of securities issued or insured by AAC;

(8) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers; (9) failure to recover claims paid on Puerto Rico exposures or incurrence of losses in amounts higher than expected; (10) the Company’s inability to realize the expected recoveries included in its financial statements; (11) changes in AAC’s estimated representation and warranty recoveries or loss reserves over time; (12) insufficiency or unavailability of collateral to pay secured obligations; (13) credit risk throughout the Company’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations and exposures to reinsurers; (14) credit risks related to large single risks, risk concentrations and correlated risks; (15) concentration and essentiality risk in connection with Military Housing insured debt; (16) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (17) risks associated with adverse selection as the Company’s insured portfolio runs off; (18) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (19) intercompany disputes or disputes with AAC’s primary insurance regulator; (20) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (21) the Company’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (22) the Company may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (23) restrictive covenants in agreements and instruments may impair the Company’s ability to pursue or achieve its business strategies; (24) loss of control rights in transactions for which we provide insurance due to a finding that AAC has defaulted, whether due to the Segregated Account rehabilitation proceedings or otherwise; (25) the Company’s results of operation may be adversely affected by events or circumstances that result in the accelerated amortization of the Company’s insurance intangible asset; (26) adverse tax consequences or other costs resulting from the Segregated Account rehabilitation plan, or from the characterization of the Company’s surplus notes or other obligations as equity; (27) risks attendant to the change in composition of securities in the Company’s investment portfolio; (28) changes in tax law; (29) changes in prevailing interest rates; (30) changes on inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined; (31) factors that may influence the amount of installment premiums paid to the Company, including the Segregated Account rehabilitation proceedings; (32) default by one or more of AAC’s portfolio investments, insured issuers or counterparties; (33) market risks impacting assets in the Company’s investment portfolio or the value of our assets posted as collateral in respect of interest rate swap transactions; (34) risks relating to determinations of amounts of impairments taken on investments; (35) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on the Company’s business, operations, financial position, profitability or cash flows; (36) actions of stakeholders whose interests are not aligned with broader interests of the Company's stockholders; (37) the Company’s inability to realize value from Ambac Assurance UK Limited or other subsidiaries of AAC; (38) system security risks; (39) market spreads and pricing on interest rate derivative insured or issued by the Company; (40) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting; (41) changes in accounting principles or practices that may impact the Company’s reported financial results; (42) legislative and regulatory developments, including intervention by regulatory authorities; (43) the economic impact of “Brexit” may have an adverse effect on the Company’s insured international portfolio and the value of its foreign investments, both of which primarily reside with its subsidiary Ambac UK; (44) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (45) the Company’s financial position that may prompt departures of key employees and may impact the Company’s ability to attract qualified executives and employees; (46) implementation of new tax legislation signed into law on December 22, 2017 (commonly known as the

“Tax Cuts and Jobs Act”) may have unexpected consequences for the Company and the value of its securities, particularly its common shares; (47) implementation of the Tax Cuts and Jobs Act may negatively impact the economic recovery of Puerto Rico, which could result in higher loss severities or an extended moratorium on debt service owed on AAC-insured bonds of Puerto Rico and its instrumentalities; (48) implementation of the Tax Cuts and Jobs Act could have a negative impact on municipal issuers of Ambac-insured bonds; and (49) other risks and uncertainties that have not been identified at this time.

Exhibit Index

Exhibit
Number	Exhibit Description
99.1	Press Release dated July 03, 2018
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	July 3, 2018	By:	/s/ William J. White
First Vice President, Secretary and Assistant General Counsel